Exhibit 32.1


      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



Dennis M. Terry, Chief Executive Officer and Darlene F. McDonald, Chief Financial Officer of Clover Leaf Financial Corp. (the "Company") each certify that we have reviewed the quarterly report on Form 10-QSB for the quarter ended June 30, 2004. We further certify that:

(1) the report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this statement required by Section 906 has been provided to Clover Leaf Financial Corporation and will be retained by Clover Leaf Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.


DATE:  August 12, 2004                         By:/s/ Dennis M. Terry
----------------------                            ------------------------------
                                                  Dennis M. Terry
                                                  President and Chief
                                                  Executive Officer



DATE:  August 12, 2004                         By:/s/ Darlene F. McDonald
----------------------                            ------------------------------
                                                  Darlene F. McDonald
                                                  Senior Vice President and
                                                  Treasurer (Principal Financial
                                                  And Accounting Officer)